Exhibit 10.12

IEC ELECTRONICS CORP.

2010 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

The purpose of this IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan (the "Plan") is to promote the interests of IEC Electronics Corp. and its stockholders by (a) attracting, retaining and motivating exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below); and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

ARTICLE II
DEFINITIONS

Whenever used in the Plan and related documents (including Award Agreements), the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1          Affiliate means: (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company; and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

2.2          Award means, individually or collectively, a grant under the Plan of any Option, Stock Appreciation Right,  Restricted Shares, Restricted Stock Unit, Performance Compensation Award, Director Stock, any Other Stock-Based Award permitted under the Plan or Cash Incentive Award.  Each Award shall be evidenced by an Award Agreement.

2.3          Award Agreement means any written agreement or electronic agreement or other certificate, instrument, notice or document setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan, which may (but need not) require the Participant’s signature.

2.4          Board means the Board of Directors of the Company.

2.5          Cash Incentive Award means an Award granted pursuant to Section 6.6.

2.6          Cause means (a) conviction of any felony, or an indictment for a crime which is of such impropriety or magnitude that it substantially adversely affects the business or the reputation of the Company;
(b) commission of any act of fraud, theft, embezzlement or financial dishonesty with respect to the Company;
(c) willful misconduct or gross negligence on the part of the Participant in the performance of his or her employment or service, or duties; or (d) breach of any material term of any employment agreement or arrangement in place between a Participant and the Company and the Participant shall have failed to cure the breach within any grace period provided for in such agreement.  The Committee shall have the sole discretion to determine whether Cause exists, and its determination shall be final.

2.7          Change in Control shall (a) have the meaning set forth in an Award Agreement; or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(a)           during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the "Incumbent Directors") cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as such term is used in Section 13(d) of the Exchange Act) (a "Person"), in each case, other than the management of the Company or the Board;

(b)           the consummation of a merger, consolidation, recapitalization, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable, or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (each of the foregoing events being hereinafter referred to as a "Reorganization"), in each case, unless, immediately following such Reorganization, (i) all or substantially all the individuals and entities who were the "beneficial owners" (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto) of the securities eligible to vote for the election of the Board ("Company Voting Securities") outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) (the "Continuing Company") in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities (excluding, for purposes of determining such proportions, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company); (ii) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the Continuing Company; and (iii) at least a majority of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(c)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (b) above that does not otherwise constitute a Change in Control; or

(d)           any Person, corporation or other entity or "group" (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company; (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; or (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (d), the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (z) any acquisition pursuant to a Reorganization that does not constitute a Change in Control for purposes of subparagraph (b) above.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company, such person becomes the beneficial owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.8         Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

2.9           Committee means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

2.10         Company means IEC Electronics Corp., a corporation organized under the laws of the State of Delaware, together with any successor thereto.

2.11         Covered Employee means any Participant who would be considered a “covered employee” for purposes of Section 162(m) of the Code.

2.12         Designated Beneficiary means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts or Stock due under the Plan or to exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s Estate.

2.13         Director Stock means an Award of Stock to an Independent Director described in Section 6.7 of the Plan.

2.14         Disability means that the Participant is entitled to receive long-term disability benefits under the long-term disability plan of the Company in which the Participant participates, or, if there is no such plan, Participant’s inability, due to physical or related ill health, to perform the essential functions of Participant’s job, with or without reasonable accommodation, for 180 days during any 365-day period, irrespective of whether such days are consecutive.

2.15         Eligible Person means any officer, employee, director or consultant of the Company and any officer, employee, director or consultant of its Subsidiaries or Affiliates, and any prospective officer or employee or consultant who has accepted an offer of employment from the Company or its Subsidiaries or Affiliates.  Notwithstanding the foregoing, an Eligible Person, for purposes of receipt of the grant of an Incentive Stock Option, shall be limited to those individuals who are eligible to receive Incentive Stock Options under rules set forth in the Code and applicable regulations.

2.16         Employee means an individual who is paid on the payroll of the Company, any Subsidiary or Affiliate, and who is classified as an employee in the personnel records of the Company or its Subsidiaries or Affiliates.

2.17         Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

2.18         Exercise Period means the period during which an Option or SAR is exercisable as set forth in the Award Agreement.

2.19         Exercise Price means (a) in the case of Options, the price at which the shares of Stock covered by a particular Option may be purchased by a Participant, as determined by the Committee or Board and set forth in the Award Agreement; or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-share of Stock used to calculate the amount payable to the applicable Participant.

2.20         Fair Market Value means the value of a share of Stock, determined as follows:  if on the determination date the Stock is listed on the NYSE Amex, or on any other established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the closing price on the principal such exchange or market if there is more than one such exchange or market) on the determination date (or lowest asked prices or between the high and low sale prices on such trading date), or, if no sale of Stock is reported for such trading day, on the last preceding day on which any sale shall have been reported.  If the Stock is not listed on such an exchange, or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

2.21        Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or sibling, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty (50%) percent of the voting interests.

2.22        Incentive Stock Option or ISO means an option to purchase shares of Stock from the Company that (a) is granted under Section 6.2 of the Plan; and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

2.23        Independent Director means a member of the Board who: (a) is neither an employee of the Company nor an employee of any Affiliate or Subsidiary; (b) qualifies as a "Non-Employee Director" under Rule 16b-3 of the Exchange Act; (c) qualifies as an “outside director” under Section 162(m) of the Code; and
 (d) qualifies as an “Independent Director” under the rules and listing standards adopted by the NYSE Amex, or any other exchange upon which the Stock is listed for trading.

2.24        IRS means the Internal Revenue Service or any successor thereto and includes the staff thereof.

2.25        Non-Statutory Stock Option or NSO means an option to purchase shares of Stock from the Company that (a) is granted under Section 6.2 of the Plan; and (b) is not an Incentive Stock Option.

2.26        Option means an Incentive Stock Option or a Non-Statutory Stock Option or both, as the context requires.

2.27        Other Stock Based Award means any Award granted under Section 6.8 of the Plan.

2.28        Participant means an Eligible Person who is selected by the Committee or Board to receive an Award under the Plan.

2.29        Performance Compensation Award means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6.5 of the Plan.

2.30        Performance Criteria means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award or Cash Incentive Award under the Plan.

2.31        Performance Formula means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

2.32        Performance Goal means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

2.33        Performance Period means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award or Cash Incentive Award.

2.34        Plan shall have the meaning specified in Article I.

2.35        Restricted Share means a share of Stock that is granted under Section 6.4 of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

2.36        Restricted Stock Unit or RSU means a restricted stock unit Award that is granted under Section 6.4 of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Stock, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

2.37        Retirement means termination of employment with the Company or any Subsidiary if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company or any Subsidiary provided that the Participant does not continue in the employment of the Company or any Subsidiary.

2.38        Rule 16b-3 means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

2.39        SAR means a stock appreciation right Award that is granted under Section 6.3 of the Plan and that represents an unfunded and unsecured promise to deliver shares of Stock, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per share of Stock over the Exercise Price per share of Stock of the SAR, subject to the terms of the applicable Award Agreement.

2.40        SEC means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

2.41        Stock  means the common stock of the Company, $.01 par value, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction; or (ii) as may be determined by the Committee pursuant to Section 4.2.
;
2.42        Subsidiary means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

2.43        Ten-Percent Stockholder means an Employee who owns stock of the Company possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company at the time an ISO is granted.

2.44        Termination of Employment means the date on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries.

2.45        Termination of Service means the date on which an Independent Director’s service as a director ceases for any reason.

2.46        Treasury Regulations means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE III
 ADMINISTRATION OF PLAN

3.1           Composition of Committee.  The Plan shall be administered by the Committee, which shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as "outside directors" under Section 162(m) of the Code and as “non-employee directors” within the meaning of Rule 16b-3; and (ii) meet the independence requirements of the NYSE Amex.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2           Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Awards; (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained; (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
(vii) determine whether, to what extent and under what circumstances cash, shares of Stock, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted; or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable.

3.3           Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

3.4           Indemnification.   No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement; and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Amended and Restated Certificate of Incorporation or Restated By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

3.5           Allocation/Delegation of Authority.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members; and/or (ii) delegate all or any part of its responsibilities and powers to one or more officers selected by it, including, without limitation, the Company’s Chief Executive Officer, provided that the Committee may not delegate its responsibilities and powers if such delegation would cause an Award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act.  The Committee shall not delegate its powers and duties under the Plan in any manner that would cause the Plan not to comply with the requirements of Section 162(m) of the Code.  Any such allocation or delegation may be revoked by the Committee at any time.

3.6           Awards to Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards.  In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

3.7           Restrictions on Stock.    The Committee may impose such restrictions on any Stock acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

ARTICLE IV
STOCK SUBJECT TO PLAN

4.1           Number of Shares.    Subject to adjustment as provided in Section 4.2, the total number of shares of Stock available for Awards under the Plan shall be 2,000,000 (the “Plan Share Limit”).  Stock granted pursuant to the Plan may be (i) authorized but unissued shares of Stock; or (ii) treasury stock.  If any shares of Stock subject to an Award are forfeited, canceled, exchanged or surrendered, or if an Award terminates or expires without a distribution of shares of Stock to the Participant, to the extent of any such forfeiture, cancelation, exchange, surrender, termination or expiration, such shares shall again be available for Awards under the Plan.  If shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of such an Award, such shares of Stock shall not be returned to the Plan and shall not be available for future awards under the Plan.

4.2           Adjustments in Authorized Stock Awards.   In the event that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affecting the Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, and any Change in Control or similar provisions of any Award), the Committee, in its sole discretion, shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares of Stock (or other securities or other property) which thereafter may be made the subject of Awards; (ii) the number and type of shares of Stock (or other securities or other property) subject to outstanding Awards; and (iii) the purchase or exercise price with respect to any Awards.  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code; and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an Incentive Stock Option for purposes of Section 422 of the Code.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee, in its discretion, may make a cash payment in lieu of fractional shares.  The  adjustment by the Committee shall be final, binding and conclusive.

4.3          Award Limitations.    Subject to adjustment as provided in Section 4.2 above, (i) the total number of shares of Stock with respect to which Options or SARs may be granted in any fiscal year of the Company to any Covered Employee shall not exceed 400,000 shares; (ii) the total number of Restricted Shares that may be granted in any fiscal year of the Company to any Covered Employee shall not exceed 400,000 shares; (iii) the total number of shares of Stock that may be granted in any fiscal year of the Company to any Covered Employee pursuant to Performance Compensation Awards shall not exceed 400,000 shares; and (iv) the total number of Other Stock-Based Awards granted pursuant to Section 6.8 herein in any fiscal year of the Company to any Participant shall not exceed 400,000 shares.  If a Cash Incentive Award granted under Section 6.6 herein is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the maximum amount of cash payable as a Cash Incentive Award to any Covered Employee in any fiscal year shall not exceed $1,000,000.

4.4          Incentive Stock Options.     Notwithstanding the foregoing, the number of shares of Stock available for granting Incentive Stock Options under the Plan shall not exceed 1,500,000, subject to adjustment as provided in Section 4.2 of the Plan and Section 422 of the Code, or any successor provision.

ARTICLE V
ELIGIBILITY AND PARTICIPATION

5.1          Eligibility. Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant, provided, however, that an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees).

5.2          Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

ARTICLE VI
AWARDS

6.1          Types of Awards. Awards may be made under the Plan in the form of: (a) Options,
(b) SARs, (c) Restricted Shares, (d) RSUs, (e) Performance Compensation Awards, (f) Cash Incentive Awards; (g) Director Stock and (h) Other Stock-Based Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

6.2          Options

6.2.1       Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4.3, the number of shares of Stock subject to Options to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Non-Statutory Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Non-Statutory Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Non-Statutory Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Statutory Stock Options.

6.2.2       Exercise Price.   The Exercise Price of each share of Stock covered by an Option shall be not less than 100% of the Fair Market Value of such share of Stock (determined as of the date the Option is granted); provided, however, in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder, the per-share Exercise Price shall be no less than 110% of the Fair Market Value per share of Stock on the date of the grant. Options are intended to qualify as "qualified performance based compensation" under Section 162(m) of the Code.

6.2.3       Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6.2.4 for the shares of Stock with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock that thereafter may be available for sale under the Option. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.  Stock received upon exercise of an Option may be granted subject to any restrictions deemed appropriate by the Committee.

6.2.4       Payment.

(A)         No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 11.4 an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee's sole and plenary discretion, (1) by exchanging shares of Stock owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the shares of Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the shares of Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price; or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such shares of Stock so tendered to the Company, together with any shares of Stock withheld by the Company in accordance with Section 11.4, as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B)          Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price or taxes relating to the exercise of an Option by delivering shares of Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the shares of Stock acquired by the exercise of the Option.

6.2.5       Option Term.   The term of each Option shall be fixed by the Committee at the time of grant, but in no event shall any Option have a term of more than ten (10) years (five years in the case of an ISO granted to a Ten Percent Stockholder).  The Committee may, subsequent to the grant of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

6.2.6       Limits on Incentive Stock Options.   Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent the aggregate Exercise Price of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other amount as determined under the Code), such Options shall be treated as Non-Statutory Stock Options.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

6.3           SARs.

6.3.1       Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4.3, the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

6.3.2       Exercise Price.  The Exercise Price of each share of Stock covered by a SAR shall be not less than 100% of the Fair Market Value of such share of Stock (determined as of the date the SAR is granted). SARs are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

6.3.3       Exercise.  A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, stock, other securities, other Awards, other property or a combination of any of the foregoing.

6.3.4       Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted.  Any determination by the Committee that is made pursuant to this Section 6.3.4 may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised hereafter.

6.4          Restricted Shares and RSUs.

6.4.1       Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted; (B) subject to Section 4.3, the number of Restricted Shares and RSUs to be granted to each Participant; (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company; and (D) the other terms and conditions of such Awards.

6.4.2       Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement.  Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

6.4.3       Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one share of Stock or shall have a value equal to the Fair Market Value of one share of Stock. RSUs shall be paid in cash, shares of Stock, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  If a Restricted Share or an RSU is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of "qualified performance-based compensation" under Section 162(m) of the Code (whether pursuant to Section 6.5 of this Plan or any other plan), all requirements set forth in Section 6.5 must be satisfied in order for the restrictions applicable thereto to lapse.

6.4.4       Dividend and Voting Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Shares Award shall be entitled to cash dividend and voting rights for all shares of Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.  All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.  Unless otherwise provided in the applicable Award Agreement, a Participant to whom RSUs are granted shall not have any rights as a stockholder with respect to the Shares represented by the RSUs unless and until the RSUs are settled in shares of Stock.

6.5          Performance Compensation Awards.

6.5.1       General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6.5.

6.5.2       Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6.5.  Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

6.5.3   Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period; (B) the type(s) of Performance Compensation Awards to be issued; (C) the Performance Criteria that shall be used to establish the Performance Goal(s); (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing; and (E) the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

6.5.4       Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) share price; (B) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization or earnings before taxes and incentives); (C) operating income; (D) earnings per share (including specified types or categories thereof); (E) cash flow (including specified types or categories thereof); (F) cash flow return on capital; (G) revenues (including specified types or categories thereof); (H) return measures (including specified types or categories thereof); (I) sales or product volume; (J) working capital; (K) gross or net profitability/profit margins; (L) objective measures of productivity or operating efficiency; (M) costs (including specified types or categories thereof); (N) budgeted expenses (operating and capital); (O) market share (in the aggregate or by segment); (P) level or amount of acquisitions; (Q) economic value-added; (R) enterprise value; (S) book value; and (T) customer satisfaction survey results. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

6.5.5       Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

6.5.6       Payment of Performance Compensation Awards.

(A)         Condition to Receipt of Payment.  A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)          Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that
(1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6.5.6(C); and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant's Performance Compensation Award has been earned for such Performance Period.

(C)          Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6.5.6(D).

(D)          Negative Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E)          Discretion. Except as otherwise permitted by Section I62(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to: (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; (2) increase a Performance Compensation Award for any Participant at any time after the first ninety (90) days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code); or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4.3 of the Plan.

(F)          Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested shares of Stock of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted shares of Stock and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

6.6          Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4.3, the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6.5 must be satisfied in order for a Participant to be entitled to payment.

6.7          Director Stock

6.7.1       Director Compensation.  The Company intends to pay each Independent Director (a) an annual retainer, payable in quarterly installments, or in any other manner (determined without regard to the Plan) (the “Retainer”); (b) fees for attendance at meetings of the Board of Directors and/or committees thereof (determined without regard to the Plan) (“Meeting Fees”); and (c) such other compensation for services as a director (“Other Compensation”) as may be determined from time to time by the Board.  The Retainer, the Meeting Fees and the Other Compensation (collectively, “Director Compensation”) shall be in such amounts as may be set from time to time by the Board.

6.7.2       Director Compensation Payable in Cash or Stock.   Except as the Board may otherwise determine, each Independent Director shall be entitled to receive any component of his or her Director Compensation exclusively in cash, exclusively in stock (“Director Stock”), or any portion in cash and any portion in Director Stock.  The Board may, from time to time, require that all or a portion of the Director Compensation be paid in Director Stock.  To the extent not otherwise prescribed by the Board, each Director shall be given the opportunity, during the month the Director first becomes a Director and during the last month of each quarter thereafter, to elect among the three choices for the remainder of the quarter (in the case of the election made when the Director first becomes a Director) and for the following quarter (in the case of any subsequent election).  If the Director chooses to receive at least some of his or her Director Compensation in Director Stock, the election shall also indicate the percentage of each component of the Director Compensation to be paid in Director Stock.  If a Director makes no election during his or her first opportunity to make an election, the Direction shall be assumed to have elected to receive his or her entire Director Compensation in cash.  If a Director makes no election during any succeeding election month, the Director shall be assumed to have remade the election then currently in effect for that Director.  An election by a Director to receive a portion of his or her Director Compensation in Director Stock shall either (i) be approved by (a) the Committee; or (b) the Board; or (ii) provide that Director Stock received by the Director pursuant to such election shall be held by the Director for a period of at least six (6) months.

6.7.3       Payment in Director Stock.    Except as may otherwise be determined by the Board, issuances of Director Stock in payment of Director Compensation for a particular fiscal quarter shall be made as of the first trading day after the end of such fiscal quarter.  The number of shares of Stock to be issued to a Director as of the relevant trading date shall equal:

[% multiplied by C] divided by P

WHERE:

% =	the percentage of the Director’s Compensation that the Director is required and/or has elected to receive in the form of Director Stock, expressed as a decimal;

C =	the cash amount that otherwise would have been paid as Director Compensation to the Director for the calendar quarter; and

P =	the Fair Market Value of one share of Stock on the trading date

For Director Compensation not paid in quarterly installments, the Board shall determine the relevant date of issuance for the shares of Stock to be issued to a Director.

Director Stock shall not include any fractional shares.  Fractions shall be rounded to the nearest whole share.

6.7.4       Other Awards to Independent Directors

(A)         Grant of Options

Subject to the terms and conditions of the Plan, NSOs may be granted to an Independent Director at any time and from time to time, as shall be determined by the Board.

The Board shall have complete discretion in determining the number of shares of Stock subject to the NSO granted to each Independent Director, subject to Section 4.3, and shall be consistent with the provisions of the Plan, including, but not limited to, the provisions of Sections 6.2 and 7.2 in determining the terms and conditions pertaining to such  NSO.

(B)          Grants of Restricted Shares

Subject to the terms and conditions of the Plan, Restricted Stock may be granted to an Independent Director at any time and from time to time, as shall be determined by the Board.

The Board shall have complete discretion in determining the number of shares of Restricted Stock granted to each Independent Director (subject to Section 4.3) and, consistent with the provisions of the Plan, including, but not limited to, the provisions of Sections 6.4 and 7.3, in determining the terms and conditions pertaining to such Awards.  Restricted Shares shall be subject to such restrictions as may be determined by the Board and set forth in the Award Agreement.

6.8          Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

6.9          Stock Purchase Program

6.9.1       Establishment of Program.  Subject to the terms of the Plan and compliance with applicable law, the Board or Committee may, from time to time, establish one or more programs under which Eligible Persons will be permitted to purchase shares of Stock under the Plan, and shall designate the Eligible Persons to participate under such stock purchase programs.  The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs shall be established by the Board or Committee provided that the purchase price may not be less than par value.

6.9.2       Restrictions.   The Board or Committee may impose such restrictions with respect to shares of Stock purchased under this Section 6.9 as the Board or Committee determines to be appropriate.  Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 6.4.

ARTICLE VII
AMENDMENT AND TERMINATION

7.1         Options to Employees and Officers.  If a Participant who is an Employee or officer has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, or in another agreement with the Participant, the following provisions shall apply;

7.1.1       Death.   If the Participant’s Termination of Employment is on account of death, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

7.1.2       Retirement.  If the Participant’s Termination of Employment is on account of Retirement, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment.

7.1.3       Disability.  If the Participant’s Termination of Employment is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

7.1.4       Cause.  If the Participant’s Termination of Employment is on account of Cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Employment.

7.1.5       Other Reasons.  If the Participant’s termination of Employment is for any reason other than those enumerated in Sections 7.1.1 through 7.1.4, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three (3) months after the date of such Termination of Employment.

7.1.6       Death after Termination of Employment.  If (a) the Participant’s Termination of Employment is for any reason other than death and (b) the Participant dies after such Termination of Employment but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Participant’s death, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earliest to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

7.2          Options to Independent Directors.  If a Participant who is an Independent Director has a Termination of Service, then, unless otherwise provided by the Board or in the Award Agreement, the following provisions shall apply:

7.2.1       Death.  If the Participant’s Termination of Service is on account of death, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Service.

7.2.2       Disability.  If the Participant’s Termination of Service is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Service.

7.2.3       Cause.  If the Participant’s Termination of Service is on account of Cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Service.

7.2.4       Other Reasons.  If the Participant’s Termination of Service is for any reason other than those enumerated in Sections 7.2.1 through 7.2.4, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Service.

7.2.5       Death after Termination of Service.  If (a) the Participant’s Termination of Service is for any reason other than death and (b) the Participant dies after such Termination of Service but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Participant’s death, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earliest to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

7.3          Other Awards.  If a Participant has a Termination of Employment or a Termination of Service, then, unless otherwise provided by the Committee or in the Award Agreement, or in another agreement with the Participant, all Awards, other than the Awards enumerated in Sections 7.1 and 7.2, shall terminate and be forfeited on the date of such Termination of Employment or Termination of Service.

ARTICLE VIII
CANCELLATION AND RESCISSION OF AWARDS

8.1          Cancellation and Rescission; Detrimental Activity.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity”.  For purposes of this Article VIII, “Detrimental Activity” shall include:  (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Subsidiary, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Subsidiary; (ii) the disclosure to anyone outside the Company or any of its Subsidiaries, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company or any of its Subsidiaries, acquired by the Participant either during or after employment with the Company or a Subsidiary; (iii) activity that results in termination of the Participant’s employment or service for cause; (iv) a violation of any rules, policies, procedures or guidelines of the Company or a Subsidiary, including, but not limited to, the Company’s Code of Business Conduct and Ethics; (v) any attempt, directly or indirectly, to induce any employee of the Company or any Subsidiary to be employed or perform services elsewhere or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Subsidiary; or (vi) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company or any Subsidiary.

8.2          Certification of Compliance.  Upon exercise, payment or delivery pursuant to an Award, the Participant, if requested by the Company, shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan.

8.3           Repayment of Gain; Set-Off.  In the event a Participant fails to comply with the provisions of (i)-(vi) of Section 8.1 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter.  In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company or any Subsidiary.

ARTICLE IX
AMENDMENT AND TERMINATION

9.1           Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE Amex or any successor exchange or quotation system on which the Stock may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or increase the maximum number of shares of Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4.2 shall not constitute an increase for purposes of this Section 9.1; or (ii) change the class of employees or other individuals eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall thereto for have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

9.2           Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Stock in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a "repricing" of such Option or SAR, unless such amendment, cancellation or action is approved by the Company's stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4.2 or Article X shall not be considered a reduction in Exercise Price or "repricing" of such Option or SAR.

9.3           Adjustment of Awards Upon Occurrence of Certain Unusual or Non-Recurring Events.  Subject to Section 6.5.5 and the penultimate sentence of Section 9.2, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 or the occurrence of a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

ARTICLE X
CHANGE IN CONTROL

Except as otherwise determined by the Committee or Board, or except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for (a) assumption of Awards previously granted; or (b) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control; (ii) all Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change in Control were the last day of the applicable Performance Period and "target" performance levels had been attained; and (iii) all other outstanding Awards (i.e., other than Options, SARs, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change in Control.

Notwithstanding the foregoing, if an Award is “deferred compensation” within the meaning of Section 409A of the Code, then notwithstanding that the Award shall be deemed to be fully vested and earned pursuant to this Article X upon a Change in Control, unless the Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5), in no event shall payment with respect to the Award be made at a time other than the time payment would be made in the absence of the Change in Control.

ARTICLE XI
GENERAL PROVISIONS

11.1       Non-Transferability.

(A)         Except as otherwise specified in the applicable Award Agreement, during the Participant's lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance; and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(B)          The Board shall have the authority, in its discretion, to grant NSOs to Independent Directors, which may be transferred by the Independent Director during his or her lifetime to any Family Member.  A transfer of an Option pursuant hereto  may only be effected by the Company at the written request of an Independent Director, and shall become effective only when recorded in the Company’s record of outstanding Options.  A transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Independent Director as if no transfer had taken place.

11.2       No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

11.3       Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE Amex or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.4       Withholding.

11.4.1     Authority to Withhold.   A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Stock, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

11.4.2     Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 11.4.1 above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of shares of Stock owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or, at the discretion of the Participant, by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in shares of Stock), a number of shares of Stock having a Fair Market Value equal to such withholding liability.

11.5       Deferrals.   Except with respect to Options and SARs, the Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award.  If any such deferral is to be permitted by the Committee, the Committee shall establish written rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

11.6       Compliance with Section 409A of the Code

11.6.1     All Awards under the Plan are intended to be exempt from (or comply with) the requirements of Section 409A of the Code to the maximum extent permitted.  To the extent applicable, the Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code.  Notwithstanding the foregoing, no particular tax result for a Participant with respect to any income recognized by the Participant in connection with the Plan is guaranteed under the Plan, and the Participant shall be responsible for any taxes imposed on the Participant in connection with the Plan.

11.6.2     No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

11.6.3     If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time); and
(B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

11.6.4     Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant's account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

11.7       Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

11.8       No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

11.9        No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

11.10      No Rights as Stockholder. Except as otherwise provided in the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder of such shares of Stock.

11.11      Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

11.12      Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.13      Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any shares of Stock or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such shares of Stock or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

11.14      No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an A ward, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

11.15      No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.16      Notification Under Section 83(b).  If a Participant shall, in connection with the exercise of any Option, or the grant of any Restricted Shares, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

11.17      Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code ((i) within two years of the date of grant of such ISOs; or (ii) within one year after the transfer of such shares to the Participant) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

11.18      Headings and Construction. Headings are given to the articles, sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words "include", "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "but not limited to."

ARTICLE XII
DURATION OF THE PLAN

12.1        Effective Date.    This Plan was adopted by the Board of Directors on November 17, 2010 and shall be effective on the date of approval by the Company’s stockholders (the “Effective Date”), provided that such approval is received before the expiration of one (1) year from the date the Plan was adopted by the Board, and provided further that the Board may grant Options or award Restricted Shares pursuant to the Plan prior to stockholder approval if, the grant of such Options or award of such Restricted Shares by their terms are contingent upon subsequent stockholder approval of the Plan.

12.2        Expiration Date.  Subject to the Board’s right to earlier terminate the Plan pursuant to Section 9.1 hereof, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.